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                                                                      Exhibit 21

                           Subsidiaries of Registrant

                                  State or Other Jurisdiction
             Name                of Incorporation/Organization
             ----                -----------------------------
Par Pharmaceutical, Inc.         New Jersey

PRX Distributors, Ltd.           Delaware

ParCare, Ltd.                    New York

PRI-Research, Inc.               Delaware

Nutriceutical Resources, Inc.    New York

Quad Pharmaceuticals, Inc.       Indiana

Par Pharma Group, Ltd.           Delaware
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